            SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C. 20549

                          FORM 8-K

                      CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934


   Date of Report ( Date of earliest event reported):
                   December 15, 1997




      	       PARACELSUS HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)


California              1-12055              95-3565943
(State or other      (Commission          (IRS Employer
 Jurisdiction)        File Number)   Identification No.)


515 W. Greens Road, Suite 800,  Houston, Texas   77067
(Address of principal executive offices)


Registrant's telephone number, including area code:
                   (281) 774-5100










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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT


Park-Hospital GmbH ("Park"), Paracelsus-Kliniken-Deutschland GmbH ("PKD"), and the executors of the estate of Professor Dr. Hartmut Krukemeyer -- Dr. Heiner Meyer zu Losebeck and Mr. Peter Frommhold -- filed on December 15, 1997, and subsequently amended on December 29, 1997, a statement on a
Schedule 13D ("Amended 13D Statement") with the Securities and Exchange Commission disclosing that each is a beneficial owner, as defined under Rule 13d-3 of the Securities Exchange Act of 1934, of 29,771,742 shares of Common Stock, no par value, of Paracelsus Healthcare Corporation ("Paracelsus"), or approximately 54.04% of Paracelsus's issued and outstanding common stock. The Amended 13D Statement further reports that Dr. Manfred Georg Krukemeyer ("Dr. Krukemeyer") is no longer a beneficial owner, as defined under Rule 13d-3, of such shares.

     As reported in the Amended 13D Statement:

          Professor Dr. Hartmut Krukemeyer ("Professor Krukemeyer") built a chain of hospitals under the "Paracelsus" name....Professor Krukemeyer was the sole owner of Park and the capital stock of Paracelsus until his death on May 21, 1994. Pursuant to the Last Wills and Testaments of Professor Krukemeyer (the "Wills"), his sole heir was his son, [Dr. Krukemeyer]. Upon Professor Krukemeyer's death, Park and the capital stock of Paracelsus became part of the estate of Professor Krukemeyer, which was beneficially owned by Dr. Krukemeyer subject to the powers of any co-executors appointed in accordance with the Wills and German law. Effective as of December 31, 1995, Park acquired 100% of the capital stock of Paracelsus from Dr. Krukemeyer.

          Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of May 29, 1996, by and among [Paracelsus], Champion Healthcare Corporation and PC Merger Sub, Inc. (the "Merger"), Park became the beneficial [and record owner] of 29,771,742 shares of the common stock of Paracelsus (the "Paracelsus Shares").

          On August 25, 1997, Dr. Meyer zu Losebeck and Mr. Frommhold (each a "Co-executor," and together, the "Co-executors") were appointed Co-executors of Professor Krukemeyer's estate pursuant to the Wills.
     The appointment was accepted on August 29 and August 30, 1997, respectively, and became uncontested at the end of September 1997, when appeals filed against the appointment were withdrawn. The Co-executors currently share indirect voting power and investment power over the Paracelsus Shares held by Park with the managing directors of PKD and Park.

          On August 30, 1997, the holdings of Professor Krukemeyer's estate were reorganized and its entire interest in Park...was contributed to
     PKD....[T]he reorganization was completed on November 7, 1997, when PKD was entered into the local trade register. As a result of the reorganization, Dr. Krukemeyer has a 99.93% ownership interest in PKD, subject to the powers of the Co-executors; the remainder is held by a wholly owned subsidiary of PKD.



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          As a result of the formation of PKD and the qualification under local law of the Co-executors, PKD and the Co-executors may be deemed to be beneficial owners of the Paracelsus Shares together with Park....Park is the record owner of such shares. Park is 100% owned directly by PKD and indirectly owned by Dr. Krukemeyer. However, [following the appointment of the Co-executors,] Dr. Krukemeyer no longer has voting or dispositive power with respect to the Paracelsus Shares. The Co-executors, acting jointly, have sole voting power with respect to shares of PKD. The Co-executors, PKD, and Park share voting and dispositive power with respect to the Paracelsus Shares.

     As a result of the events described in the Amended 13D Statement, the Co-executors, rather than Dr. Krukemeyer, now have the ultimate, indirect voting and dispositive power over the shares of Paracelsus owned directly by Park, subject to the terms of the Shareholder Agreement between Paracelsus and Park, which was attached as an exhibit to the initial Schedule 13D filed on December 15, 1997, and which, among other things, restricts Park to the nomination of only four of the nine directors of Paracelsus. Paracelsus does not believe that the reported change in beneficial ownership constitutes a change of control under either (a) Paracelsus's Indenture, dated August 16, 1996, for $325,000,000 of 10% Senior Subordinated Notes due 2006, or (b) the Credit Agreement among Paracelsus, Bank America National Trust and Savings Association as agent, and other lenders named therein, as amended August 14, 1997.


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                              SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  Paracelsus Healthcare Corporation
                                           (Registrant)



                                           /s/ JAMES G. VANDEVENDER
Dated: December 30, 1997                By:_________________________
                                           James G. VanDevender
                                           Senior Executive Vice President,
                                           Chief Financial Officer & Director